FIRST AMENDMENT TO LEASE

This FIRST AMENDMENT TO LEASE dated as of July 14, 2005 (this "Amendment") between **GETTY SQUARE PARTNERS LLC**, having an office c/o ABC Realty, 152 West 57th Street, New York, New York 10019 ("Landlord"), and **INTERBORO INSTITUTE, INC.**, having an office at 450 West 56th Street, New York, New York 10019 ("Tenant").

W I T N E S S E T H:

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of September 1, 2004, as amended by that certain letter agreement (the "Letter Agreement") dated August 18, 2004 (as amended, the "Original Lease"), covering a portion of the seventh (7th) floor (the "Original Premises") of the building known as 30 South Broadway, Yonkers, New York (the "Building"), all as more particularly described in the Original Lease; and

WHEREAS, Landlord and Tenant desire to modify the Original Lease to (i) provide for the leasing by Tenant of all of the rentable space on the eighth (8th) floor of the Building, as more particularly shown on Exhibit A attached hereto (the "Additional Premises") and (ii) otherwise modify the terms and conditions of the Original Lease, all as hereinafter set forth (the Original Lease, as modified by this Amendment, the "Lease").

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Capitalized Terms. All capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Original Lease.

2. Lease of Additional Premises. (a) Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, , upon all of the terms and conditions of the Original Lease, except as modified by this Amendment, the Additional Premises for a term commencing on the date (the "Additional Premises Commencement Date") that is the later to occur of (i) the date Landlord delivers possession of the Additional Premises to Tenant free of all tenancies and occupants with the work set forth on Exhibit B ("Landlord's Additional Premises Work") having been substantially completed, and (ii) September 1, 2005. The term of the Lease shall expire on the Expiration Date, or such earlier date upon which the term of the Lease may expire or be terminated pursuant to any of the conditions of limitation or other provisions of the Lease or pursuant to law.

(b) Effective as of the Additional Premises Commencement Date, the Additional Premises shall be deemed added to the Original Premises upon all of the terms